Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "MASTERWORKS VAULT 14, LLC", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 2024, AT 11:44 O`CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE SECOND DAY OF DECEMBER, A.D. 2024.

SECRETARY'S OFFICE 1793 DELAWARE 1855

Jeffrey W. Bullock, Secretary of State

10013312 8100
SR# 20244265449

Authentication: 204930241
Date: 11-20-24

CERTIFICATE OF FORMATION

OF

MASTERWORKS VAULT 14, LLC

This Certificate of Formation dated as of the 18th day of November, 2024 is being duly executed and filed by the undersigned to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act.

FIRST: The name of the limited liability company (the "**Company**") formed hereby is:

Masterworks Vault 14, LLC

SECOND: The registered office of the Company in the State of Delaware is located at 651 N. Broad Street, Suite 308, Middletown, DE 19709, County of New Castle. The name of its registered agent at such address is Global Virtual Agent Services, LLC.

THIRD: No member or manager shall be personally liable to the Company or its members or other managers for monetary damages for breach of fiduciary duty as a member or manager notwithstanding any provision of law imposing such liability; provided, however, that to the extent provided by applicable law, this provision shall not eliminate the liability of a member or manager for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

FOURTH: Subject to the terms of the Company's Limited Liability company agreement (as amended from time to time, the "LLC Agreement"), Notice is hereby given that the LLC Agreement, pursuant to Section 18-215(b) of the Act, the Company has or may establish one or more designated series and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Company shall be enforceable against the assets of such series only and not against the assets of the Company generally or any other series thereof, and, unless otherwise provided in the limited liability company agreement of the Company, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Company generally or any other series thereof shall be enforceable against the assets of such series.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

Josh Goldstein

Josh Goldstein
Authorized Person